Exhibit 99.1
For Immediate Release

Insituform Technologies, Inc. Announces
Appointment of Charles R. Gordon to Board of Directors

CHESTERFIELD, MO, July 8, 2009 – Insituform Technologies, Inc. (NASDAQ Global Select Market: INSU) (“Insituform” or the “Company”) today announced the appointment of Charles R. Gordon to its Board of Directors.  Gordon brings more than 20 years of management experience in the water and wastewater industries.  The addition of Gordon increases the size of the Company’s Board of Directors from six to seven.  Gordon will also serve on the Board’s Strategic Planning and Corporate Governance & Nominating Committees.

Mr. Gordon, 51, currently serves as President and Chief Executive Officer of Siemens Water Technologies, a business unit of Siemens AG (“Siemens”), a world leader in products, systems and services for water and wastewater treatment for industrial, institutional and municipal customers. Previously, Mr. Gordon served as Executive Vice President of the Siemens Water & Wastewater Systems Group and as Executive Vice President of the Siemens Water & Wastewater Services and Products Group. His past experience also includes various management positions with USFilter Corporation and Arrowhead Industrial Water, prior to the acquisition of US Filter Corporation by the Siemens family of companies in 2004.

In addition to serving on the Board of Directors of Insituform, Mr. Gordon serves on the boards of directors of the Siemens Foundation and The Regional Learning Center based in Cranberry Township, Pennsylvania.

Insituform’s Chairman of the Board of Directors, Alfred L. Woods, commented, “Chuck is a valuable addition to our Board.  His 20 years of water and wastewater industry and management experience will be a great addition to our talented and diverse Board.  Chuck’s success in managing a multi-billion dollar company with more than 5,500 employees worldwide will result in meaningful contributions to our Board’s deliberations and will be a great asset to our Company.”

“We look forward to benefitting from the insight that Chuck can provide in helping us achieve our long-term strategic objectives,” said Joe Burgess, the Company’s President and Chief Executive Officer.  “His unique perspective as a sitting industry executive will add a new dimension to our already actively engaged Board.”

About Insituform

Insituform Technologies, Inc. is a leading worldwide provider of proprietary technologies and services for rehabilitating sewer, water, energy and mining piping systems and the corrosion protection of industrial pipelines.  More information about Insituform can be found on its internet site at www.insituform.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  The Company makes forward-looking statements in this news release that represent the Company’s beliefs or expectations about future events or financial performance.  These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates or projections and are not guarantees of future events or results.  When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on March 2, 2009, and in our subsequent quarterly reports on Form 10-Q.  In light of these risks, uncertainties and assumptions, the forward-looking events may not occur.  In addition, our actual results may vary materially from those anticipated, estimated, suggested or projected.  Except as required by law, we do not assume a duty to update forward-looking statement, whether as a result of new information, future events or otherwise.  Investors should, however, review additional disclosures made by the Company from time to time in its periodic filings with the Securities and Exchange Commission.  Please use caution and do not place reliance on forward-looking statements.  All forward-looking statements made by the Company in this news release are qualified by these cautionary statements.

Insituform® and the Insituform® logo are the registered trademarks of Insituform Technologies, Inc. and its affiliates.

CONTACT:
Insituform Technologies, Inc.
David F. Morris, Senior Vice President and Chief Administrative Officer
636-530-8000